Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Power Solutions International, Inc. of our reports dated March 13, 2015, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appears in the Annual Report on Form 10-K of Power Solutions International, Inc. for the year ended December 31, 2014.

We also consent to the reference to our firm under the captions “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey LLP

Chicago, Illinois

June 2, 2015